FINANCIAL STATEMENTS



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                                  CINERGY CORP.

                                  CONSOLIDATED



                             AS OF DECEMBER 31, 1996



                                   (Unaudited)



                                Pages 1 through 6


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                                  CINERGY CORP.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                    Pro Forma
                                                                              Actual               Adjustments           Pro Forma
                                                                                    (in thousands, except per share amounts)
OPERATING REVENUES
Electric .........................................................          $ 2,768,706           $      --             $ 2,768,706
Gas ..............................................................              474,034                  --                 474,034
                                                                            -----------           -----------           -----------
                                                                              3,242,740                  --               3,242,740

OPERATING EXPENSES
Fuel used in electric production .................................              713,250                  --                 713,250
Gas purchased ....................................................              249,116                  --                 249,116
Purchased and exchanged power ....................................              158,838                  --                 158,838
Other operation ..................................................              598,434                  --                 598,434
Maintenance ......................................................              193,908                  --                 193,908
Depreciation .....................................................              282,763                  --                 282,763
Amortization of phase-in deferrals ...............................               13,598                  --                  13,598
Post-in-service deferred operating
expenses - net ...................................................               (1,509)                 --                  (1,509)
Income taxes .....................................................              218,269                  --                 218,269
Taxes other than income taxes ....................................              257,815                  --                 257,815
                                                                            -----------           -----------           -----------
                                                                              2,684,482                  --               2,684,482

OPERATING INCOME .................................................              558,258                  --                 558,258

OTHER INCOME AND EXPENSES - NET
Allowance for equity funds used during
construction .....................................................                1,225                  --                   1,225
Post-in-service carrying costs ...................................                1,223                  --                   1,223
Phase-in deferred return .........................................                8,372                  --                   8,372
Equity in earnings of unconsolidated subsidiary ..................               25,430                  --                  25,430
Income taxes .....................................................               19,536                 1,050                20,586
Other - net ......................................................              (40,464)                 --                 (40,464)
                                                                                 15,322                 1,050                16,372

INCOME BEFORE INTEREST AND OTHER CHARGES .........................              573,580                 1,050               574,630

INTEREST AND OTHER CHARGES
Interest on long-term debt .......................................              190,617                12,375               202,992
Other interest ...................................................               31,169                (9,375)               21,794
Allowance for borrowed funds used
during construction ..............................................               (6,183)                 --                  (6,183)
Preferred dividend requirements of
subsidiaries .....................................................               23,180                  --                  23,180
                                                                            -----------           -----------           -----------
                                                                                238,783                 3,000               241,783

NET INCOME .......................................................          $   334,797           $    (1,950)          $   332,847

COSTS OF REACQUISITION OF PREFERRED
STOCK OF SUBSIDIARY ..............................................              (18,391)                 --                 (18,391)
                                                                            -----------           -----------           -----------

NET INCOME APPLICABLE TO COMMON STOCK ............................          $   316,406           $    (1,950)          $   314,456

AVERAGE COMMON SHARES OUTSTANDING ................................              157,678               157,678

EARNINGS PER COMMON SHARE
Net Income .......................................................          $      2.12           $     (0.01)          $      2.11

Costs of reacquisition of preferred stock of
subsidiary ........................................................               (0.12)                 --                   (0.12)

Net Income Applicable to Common Stock ............................          $      2.00           $     (0.01)          $      1.99

DIVIDENDS DECLARED PER COMMON SHARE ..............................                                                      $      1.74
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                                  CINERGY CORP.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                     Pro Forma
                                                                                Actual              Adjustments            Pro Forma
                                                                                              (dollars in thousands)
UTILITY PLANT - ORIGINAL COST
In service
Electric .........................................................            $8,809,786            $     --              $8,809,786
Gas ..............................................................               713,829                  --                 713,829
Common ...........................................................               185,255                  --                 185,255
                                                                              ----------            ----------            ----------

                                                                               9,708,870                  --               9,708,870
Accumulated depreciation .........................................             3,591,858                  --               3,591,858
                                                                              ----------            ----------            ----------
                                                                               6,117,012                  --               6,117,012

Construction work in progress ....................................               172,614                  --                 172,614
                                                                              ----------            ----------            ----------
Total utility plant ..............................................             6,289,626                  --               6,289,626

CURRENT ASSETS
Cash and temporary cash investments ..............................                19,327                  --                  19,327
Restricted deposits ..............................................                 1,721                  --                   1,721
Accounts receivable less accumulated
provision for doubtful accounts of $10,618 .......................               199,361                  --                 199,361
Materials, supplies, and fuel
- at average cost
Fuel for use in electric production ..............................                71,730                  --                  71,730
Gas stored for current use .......................................                32,951                  --                  32,951
Other materials and supplies .....................................                80,292                  --                  80,292
Property taxes applicable to subsequent year .....................               123,580                  --                 123,580
Prepayments and other ............................................                37,049                  --                  37,049
                                                                              ----------            ----------            ----------
                                                                                 566,011                  --                 566,011

OTHER ASSETS
Regulatory Assets
Amounts due from customers - income taxes ........................               377,194                  --                 377,194
Post-in-service carrying costs and
deferred operating expenses ......................................               186,396                  --                 186,396
Coal contract buyout costs .......................................               138,171                  --                 138,171
Deferred demand-side management costs ............................               134,742                  --                 134,742
Phase-in deferred return and depreciation ........................                95,163                  --                  95,163
Deferred merger costs ............................................                93,999                  --                  93,999
Unamortized costs of reacquiring debt ............................                70,518                  --                  70,518
Other ............................................................                72,483                  --                  72,483
Investment in unconsolidated subsidiary ..........................               592,660                  --                 592,660
Other ............................................................               231,551                  --                 231,551
                                                                              ----------            ----------            ----------
                                                                               1,992,877                  --               1,992,877

                                                                              $8,848,514            $     --              $8,848,514

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                                  CINERGY CORP.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                 Pro Forma
                                                                             Actual             Adjustments           Pro Forma
                                                                                          (dollars in thousands)
COMMON STOCK EQUITY
Common stock - $.01 par value;
Authorized shares - 600,000,000
Outstanding shares - 157,679,129 Actual .......................           $     1,577            $      --              $     1,577
Paid-in capital ...............................................             1,590,735                   --                1,590,735
Retained earnings .............................................               992,273                 (1,950)               990,323
Cumulative foreign currency translation
adjustment ....................................................                  (131)                  --                     (131)
                                                                          -----------            -----------            -----------
Total common stock equity .....................................             2,584,454                 (1,950)             2,582,504

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
Not subject to mandatory redemption ...........................               194,232                   --                  194,232

LONG-TERM DEBT ................................................             2,534,978                150,000              2,684,978
                                                                          -----------            -----------            -----------
Total capitalization ..........................................             5,313,664                148,050              5,461,714

CURRENT LIABILITIES
Long-term debt due within one year ............................               140,000                   --                  140,000
Notes payable .................................................               713,617               (150,000)               563,617
Accounts payable ..............................................               305,420                   --                  305,420
Litigation settlement .........................................                  --                     --                     --
Accrued taxes .................................................               323,059                 (1,050)               322,009
Accrued interest ..............................................                55,590                  3,000                 58,590
Other .........................................................               114,653                   --                  114,653
                                                                          -----------            -----------            -----------
                                                                            1,652,339               (148,050)             1,504,289

OTHER LIABILITIES
Deferred income taxes .........................................             1,146,263                   --                1,146,263
Unamortized investment tax credits ............................               175,935                   --                  175,935
Accrued pension and other postretirement
benefit costs .................................................               263,319                   --                  263,319
Other .........................................................               296,994                   --                  296,994
                                                                          -----------            -----------            -----------
                                                                            1,882,511                   --                1,882,511

                                                                          $ 8,848,514            $      --              $ 8,848,514
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                                  CINERGY CORP.
        PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                      Pro Forma
                                                                                  Actual             Adjustments           Pro Forma
                                                                                  (dollars in thousands)
BALANCE DECEMBER 31, 1995 ..........................................            $ 950,216             $  --               $ 950,216

Net income .........................................................              334,797              (1,950)              332,847
Dividends on common stock ..........................................             (274,358)               --                (274,358)
Costs of reacquisition of preferred stock
of subsidiary ......................................................              (18,391)               --                 (18,391)
Other ..............................................................                    9                --                       9
                                                                                ---------             -------             ---------


BALANCE DECEMBER 31, 1996 ..........................................            $ 992,273             $(1,950)            $ 990,323
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                                  CINERGY CORP.

          Pro Forma Consolidated Journal Entries to Give Effect to the Issuance of Long-term Debt by an Applicable Project Parent of Cinergy
    Investments, Inc. and the Distribution of Such Proceeds to Cinergy Corp.
                          as Dividends Out of Capital

                                   Entry No. 1

Notes Payable                             $150,000,000
     Long-term debt                                     $150,000,000

To record the issuance of $150,000,000 of long-term debt by an Applicable Project Parent of Cinergy Investments, Inc. and the distribution of such proceeds to Cinergy Corp. as dividends out of capital, used as payment of short-term debt.

                                   Entry No. 2

Interest on long-term debt               $ 12,375,000
     Accrued interest                                  $ 12,375,000

To record interest on $150,000,000 of long-term debt at 8.25% per annum.

                                   Entry No. 3

Accrued taxes                            $  4,331,250
     Income taxes                                      $  4,331,250

To record the reduction in income tax expense due to additional interest on long-term debt.
($12,375,000 at an assumed tax rate of 35%)

                                   Entry No. 4

Accrued interest                         $  9,375,000
     Other interest                                    $  9,375,000

To record the reduction in interest expense due to the $150,000,000 reduction in notes payable.
($150,000,000 at an assumed interest rate of 6.25%)

                                   Entry No. 5

Income taxes                             $  3,281,250
     Accrued taxes                                     $  3,281,250

To record additional income taxes due to reduction in interest expense on notes payable.
($9,375,000 at an assumed tax rate of 35%)